UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011
Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 16, 2011, Lakes Tunica Casino Management, LLC (“Lakes”), an indirect wholly owned subsidiary of Lakes Entertainment, Inc., amended the Development Services and Management Agreement (“Agreement”) with Riverton Tunica, LLC (“Riverton”) (formerly Abston-McKay Ventures, LLC) dated January 5, 2010 relating to the development and management services for the development and management of a potential casino located in Tunica, Mississippi (“Amendment”). The Amendment provides that either party may terminate the Agreement upon the occurrence of certain events. Specifically, Lakes is entitled to terminate the agreement if performing the services contemplated in the Agreement would be inconsistent with its business objectives. If Lakes so terminates the Agreement, it would receive no fee. Riverton is entitled to terminate the Agreement if (a) the terms of its construction financing requires the Agreement to be terminated, or (b) it requires a capital investment from Lakes and Lakes chooses not to make such investment. If Riverton so terminates the Agreement, it must pay Lakes a fee equal to $100,000.
     A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit

10.1	Second Amendment to Development Services and Management Agreement Between Riverton Tunica, LLC (formerly Abston-McKay Ventures, LLC) and Lakes Tunica Casino Management, LLC.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: May 20, 2011	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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